UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402
(Address of Principal Executive Offices) (Zip Code)

(514) 744-1000
(Registrant’s Telephone Number, Including Area Code) Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2016, the Company and Quest Exchange Ltd. (“Quest Exchange”) entered into an Exchange and Transfer Agreement (the “Exchange and Transfer Agreement”) with Viascan Group Inc. (“VGI”) for the sale of the outstanding shares of Quest Solution Canada Inc. (formerly known as ViascanQData, Inc.) (“Quest Canada”) to VGI (the “Transaction”). Gilles Gaudreault, the Company’s former Chief Executive Officer and a former member of the Company’s Board of Directors, has an equity interest in VGI. The Transaction closed on December 6, 2016, with an effective date of September 30, 2016.

Pursuant to the Exchange and Transfer Agreement, in consideration for the Transaction, VGI will pay approximately $1.0 million in cash to the Company, with $550,000 payable at closing, $300,000 payable on the one month anniversary of the signing date, and $150,000 payable on the two month anniversary of the signing date. Under the Exchange and Transfer Agreement, VGI transferred to the Company and Quest Exchange, as applicable: 5,200,000 exchangeable shares of Quest Exchange, one share of the Company’s Series B Preferred Stock and 1,049,250 shares of the Company’s Series C Preferred Stock (in each case, including any related dividend rights). Pursuant to the Exchange and Transfer Agreement, VGI reimbursed the Company for certain intercompany advances for the benefit of Quest Canada since September 10, 2016 and assumed certain debts in the amount of approximately $1 million. The Exchange and Transfer Agreement provides that the Company will forgive the balance of all intercompany loans due to the Company from Quest Canada or VGI in the amount of approximately $7 million.

The Exchange and Transfer Agreement further provides that, in the event of a Change of Structure (as defined in the Exchange and Transfer Agreement) of Quest Canada or VGI during the seven year period following the closing of the Transaction, the Company has a right of first refusal to match any bona fide Change of Structure transaction offer received by Quest Canada or VGI. If the Company does not exercise its right of first refusal and Quest Canada or VGI proceeds to close a Change of Structure transaction with a third party, then the Company will receive 15% of the net proceeds of the transaction, up to $2.3 million.

The Exchange and Transfer Agreement includes customary representations and warranties and confidentiality, employee and customer non-solicitation, and indemnification provisions.

In connection with the Transaction, on November 30, 2016, the Company entered into a Redemption Agreement (the “Redemption Agreement”) with Danis Kurdi and 3587967 Canada, Inc. Mr. Kurdi is the Company’s former Vice President of Printers and Media and has an equity interest in VGI. Under the Redemption Agreement, the Company redeemed 789,780 shares of the Company’s Series C Preferred Stock. No additional payments were made to Mr. Kurdi for the redemption of his shares.

In addition, the employment agreements between the Company and Messrs. Gaudreault and Kurdi, Jean-Paul Chartier, Pierre André-Paulin and Bertrand Martelle were terminated and certain amounts owed to them by the Company were forgiven, and Messrs. Gaudreault, Chartier and Paulin transferred shares of the Company’s common stock to the Company.

The foregoing description of the terms of the Exchange and Transfer Agreement and Redemption Agreement is not complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

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Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the employment agreements between the Company and Messrs. Gaudreault, Chartier, Martelle, and Kurdi and Item 5.02 of this Current Report on Form 8-K with respect to the termination of the employment agreement between the Company and Joey Trombino is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2016, the Company, Quest Exchange, Quest Marketing, Inc., and Bar Code Specialties, Inc. and their subsidiaries and/or affiliates (collectively, the “Quest Parties”), and ScanSource, Inc. and/or its subsidiaries and affiliates (“ScanSource”), entered into an amendment (the “Amendment”) to that certain Secured Promissory Note, dated July 1, 2016, in the original principal amount of $12,492,136.51 (the “Note”). The Amendment extends the maturity date of the Note from December 31, 2016 to March 31, 2017. The Amendment provides that the Note will be payable in four consecutive monthly installments of principal and accrued interest in a minimum principal amount of $400,000 each, with any remaining principal and accrued interest due and payable on March 31, 2017. The Amendment also provides that the Company will make an additional principal payment of $300,000 upon the earlier of December 15, 2016 and the closing of the Transaction. The interest rate of the Note remains at 12% per annum.

The foregoing description of the terms of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with the Amendment, Thomas Miller, the Company’s Interim Chief Executive Officer, President and Chairman of the Board, entered into a letter of credit for the benefit of ScanSource in the amount of $300,000 and pledged 202,530 shares of the Company’s Series C Preferred Stock to ScanSource as additional security for the Note and other obligations of the Company owing to ScanSource. Also, in connection with the Amendment, George Zicman, the Company’s Vice President of Sales, entered into a letter of credit for the benefit of ScanSource in the amount of $400,000 and pledged 1,041,000 shares of the Company’s Series C Preferred Stock to ScanSource as additional security for the Note and other obligations of the Company owing to ScanSource. In addition, the Company collaterally assigned and granted to ScanSource a security interest in all of the Company’s rights and remedies under the Exchange and Transfer Agreement as additional security for the Note and other obligations owing to ScanSource.

The Quest Parties and ScanSource also entered into an amendment to a trade credit extension letter, pursuant to which ScanSource may extend trade credit to the Quest Parties in the amount of $17,000,000. The amendment to the trade credit extension letter contains a financial covenant providing that the Quest Parties may not incur any liabilities in excess of $45 million in the aggregate.

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In connection with the consummation of the Transaction, ScanSource released Quest Canada from any payment obligations under the Company’s financing arrangements with ScanSource. As a condition to the release, ScanSource received (i) payment of $272,752.10 (CND) and $72,641.71 for all amounts owing by Quest Canada to ScanSource and (ii) payment of $1,252,000 to be applied toward the outstanding balance of the Note.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b)

On November 30, 2016, in connection with the Transaction, Mr. Gaudreault resigned from all positions as a director and officer of the Company. Mr. Gaudreault had previously taken a leave of absence from the Company on September 15, 2016, in connection with the execution of the letter of intent for the Transaction.

(e)

Following consummation of the Transaction, Joey Trombino will continue to serve as the Company’s Chief Financial Officer but will be an employee of Quest Canada and will no longer be an employee of the Company. To effectuate this change, on November 30, 2016, the Company and Mr. Trombino mutually agreed to terminate his employment agreement, dated April 19, 2016. The Company and Mr. Trombino entered into a Contractor Agreement (the “Contractor Agreement”), with an effective date of October 1, 2016, for Mr. Trombino to serve as the Company’s Chief Financial Officer. Mr. Trombino will allocate approximately 75% of his working time to providing services to the Company and 25% of his working time to providing services to Quest Canada.

The Contractor Agreement has a term of one year ending on September 30, 2017. Pursuant to the Contractor Agreement, Mr. Trombino will receive (i) a monthly payment of $9,250, (ii) 400,000 shares of the Company’s common stock and (iii) reimbursement for reasonable charges or expenses incurred in the performance of his services. Mr. Trombino will be eligible to receive an additional fee in the aggregate amount of $33,000, payable in cash or the Company’s common stock, based on achievement of certain performance objectives set forth in the Contractor Agreement. Quest Canada shall be responsible for paying Mr. Trombino’s benefits by virtue of his employment with Quest Canada.

The foregoing description of the terms of the Contractor Agreement is not complete and is qualified in its entirety by reference to the full text of the Contractor Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On December 6, 2016, the Company issued a press release (the “Press Release”) announcing signing of the Exchange and Transfer Agreement and consummation of the Transaction. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

4.1	Amendment to Secured Promissory Note, by and among Quest Solution, Inc., Quest Marketing, Inc., Bar Code Specialties, Inc., Quest Exchange Ltd. and their subsidiaries and/or affiliates and ScanSource, Inc. and/or its subsidiaries and affiliates

2.1	Exchange and Transfer Agreement, by and among Viascan Group, Inc., Quest Solution, Inc., and Quest Exchange Ltd. (exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request)

10.1	Redemption Agreement, by and between Quest Solution, Inc. and Danis Kurdi and 3587967 Canada, Inc.

10.2	Contractor Agreement, by and between Quest Solution, Inc. and Joey Trombino

99.1	Press Release, dated December 6, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2016

QUEST SOLUTION, INC.

By:	/s/ Thomas O. Miller
Thomas O. Miller
Interim Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment to Secured Promissory Note, by and among Quest Solution, Inc., Quest Marketing, Inc., Bar Code Specialties, Inc., Quest Exchange Ltd. and their subsidiaries and/or affiliates and ScanSource, Inc. and/or its subsidiaries and affiliates

2.1	Exchange and Transfer Agreement, by and among Viascan Group, Inc., Quest Solution, Inc., and Quest Exchange Ltd. (exhibits and schedules have been omitted, and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request)

10.1	Redemption Agreement, by and between Quest Solution, Inc. and Danis Kurdi and 3587967 Canada, Inc.

10.2	Contractor Agreement, by and between Quest Solution, Inc. and Joey Trombino

99.1	Press Release, dated December 6, 2016